Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 [File No.s 333-214553, 333-214554, 333-217963, 333-232535, 333-237081] of our report dated April 27, 2020 with respect to the audited consolidated financial statements of Protagenic Therapeutics, Inc. for the years ended December 31, 2019 and 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 27, 2020